SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PIMCO Dynamic Credit Income Fund

(Name of Registrant as Specified in its Charter)

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PIMCO Dynamic Credit Income Fund

IMPORTANT NOTICE FROM THE BOARD OF TRUSTEES AND

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

April 6, 2015

DEAR SHAREHOLDER:

In our recent communication, we promised to continue to update you on any new developments regarding the PIMCO Dynamic Credit Income Fund (“PCI”) annual meeting of shareholders scheduled for April 30, 2015.

By now, you may have received a proxy statement and a letter, each containing a gold proxy card, from Ironsides, an activist hedge fund shareholder of the Fund, who has nominated two of its own candidates to the Fund’s Board. Ironsides is pursuing a self-serving agenda with claims that are vague and misleading.

We will continue to set the record straight and inform you of the facts:

1.	The Fund has delivered on its investment objectives and has outperformed its peers. The Fund has paid a total distribution of $4.71 per share,[1] representing an annualized yield of 9.0%[2] since inception. Further, since its inception, the Fund has generated annualized total returns based on both net asset value (NAV)[3] and market price[4] that have exceeded the average returns of the funds in its Lipper peer group.

2.	The Fund’s portfolio management team is highly qualified and continues to follow the same time-tested investment process that has produced strong performance results for shareholders over the long-term.

3.	The current board is independent and has the experience necessary to effectively oversee the Fund.

4.	The Fund’s discount reflects events that affected the overall closed-end fund market, and the Board will continue to monitor the discount and only take actions it believes are in the long-term best interests of all shareholders.

The Board and PIMCO will continue to vigorously fight the short-term interests of Ironsides as we believe their interests are not aligned with the long-term interests of ALL shareholders.

If you have already returned a WHITE Proxy Card, we appreciate your vote of confidence. We greatly value the trust you have placed in us through your investment. Thank you for your continued support.

Sincerely yours,

PETER G. STRELOW	HANS W. KERTESS
President/Principal Executive Officer of the Fund	Chairman of the Board of the Fund

WE ENCOURAGE YOU TO CONTINUE TO SHOW YOUR STRONG SUPPORT FOR THE FUND’S TRUSTEES. PLEASE TAKE THE TIME TO EXERCISE YOUR VOTING RIGHTS BY SIGNING, DATING AND MAILING THE WHITE PROXY CARD!

•   Please do not send back any gold proxy card you receive, even to vote against the Ironsides nominees. Doing so will cancel any prior vote you cast to elect the current Trustees.

•   If you previously signed an Ironsides/gold proxy card, you can still sign, date and return the Fund’s WHITE proxy card. You have the right to change your vote and only the latest dated proxy counts.

•   If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you complete, sign and return the enclosed WHITE Proxy Card.

•   If you have any questions regarding the shareholder meeting or voting your proxy, please call our proxy solicitation firm, AST, toll free at 1.877.536.1558.

ADDITIONAL INFORMATION:

[1]	Including special year-end dividend and capital gains distributions as of 27 February 2015.
[2]	As of 27 February 2015. Based on annualized total of all distributions divided by the Fund’s NAV per share as of respective ex-date for each distribution.
[3]	Source: Lipper, Bloomberg as of 27 February 2015.
[4]	Source: Lipper, Bloomberg as of 27 February 2015.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING APRIL 30, 2015 ANNUAL MEETING OF SHAREHOLDERS. Shareholders can obtain additional copies of the notice of annual meeting and proxy statement and other documents filed by the Fund with the SEC when they become available, by contacting the Fund c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019, or by calling 1-877-536-1558 on any business day. You may also visit the Fund’s Web site at www.pimco.com/closedendfunds. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at http://www.sec.gov.

The Fund and its Trustees, officers, and other members of management may be deemed to be participants in any future solicitation of the Fund’s security holders in connection with its April 30, 2015 annual meeting of shareholders. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2014 and its proxy statement for the April 30, 2015 annual meeting of shareholders.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Returns are calculated by determining the percentage change in NAV or market price (as applicable) in the specific period. The calculation assumes that all dividends and distributions, if any, have been reinvested. Performance at market price will differ from results at NAV. Except for the historical information and discussions contained herein, statements contained in this letter constitute forward-looking statements. These statements may involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

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